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                                                                    EXHIBIT 99.1


                              AFC ENTERPRISES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
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                                TABLE OF CONTENTS

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                                                                                                                   Page
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
ss. 1.   PURPOSE..................................................................................................   1

ss. 2.   DEFINITIONS..............................................................................................   1
         2.1      Account.........................................................................................   1
         2.2      Authorization...................................................................................   1
         2.3      Board...........................................................................................   1
         2.4      Code............................................................................................   2
         2.5      Committee.......................................................................................   2
         2.6      Company.........................................................................................   2
         2.7      Eligible Employee...............................................................................   2
         2.8      Enrollment Period...............................................................................   3
         2.9      Fair Market Value...............................................................................   3
         2.10     Offering Date...................................................................................   3
         2.11     Offering Period.................................................................................   3
         2.12     Participating Employee..........................................................................   4
         2.13     Participating Employer..........................................................................   4
         2.14     Plan............................................................................................   4
         2.15     Purchase Date...................................................................................   4
         2.16     Purchase Period.................................................................................   4
         2.17     Purchase Price..................................................................................   4
         2.18     Subsidiary......................................................................................   4

ss. 3.   SHARES RESERVED UNDER THE PLAN...........................................................................   5

ss. 4.   OFFERING PERIODS AND PURCHASE PERIODS....................................................................   5

ss. 5.   ADMINISTRATION OF THE PLAN...............................................................................   5

ss. 6.   PARTICIPATION............................................................................................   6
         6.1      Requirements....................................................................................   6
         6.2      Continuity Authorization........................................................................   7
         6.3      Termination.....................................................................................   7

ss. 7.   GRANTING OF OPTIONS......................................................................................   7
         7.1      General Rule....................................................................................   7
         7.2      Statutory Limitation............................................................................   7
         7.3      Insufficient Number of Shares of Common Stock...................................................   8

ss. 8.   METHOD OF PAYMENT........................................................................................   9
         8.1      Initial Authorization...........................................................................   9


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
         8.2      Continuing Authorization.......................................................................     9
         8.3      Authorization Amendment........................................................................    10
         8.4      Cancellation of Election to Purchase...........................................................    10
         8.5      Account Credits, General Assets and Taxes......................................................    11
         8.6      No Cash Payments...............................................................................    11

ss. 9.   EXERCISE OF OPTION TO PURCHASE..........................................................................    11
         9.1      General Rule...................................................................................    11
         9.2      Automatic Refund; Fractional Shares............................................................    12
         9.3      Delivery of Common Stock.......................................................................    12

ss. 10.  TERMINATION OF EMPLOYMENT...............................................................................    13
         10.1     General Rule...................................................................................    13
         10.2     Death..........................................................................................    13

ss. 11.  NON-TRANSFERABILITY.....................................................................................    14

ss. 12.  ADJUSTMENT..............................................................................................    14

ss. 13.  SECURITIES REGISTRATION.................................................................................    15

ss. 14.  AMENDMENT OR TERMINATION................................................................................    16

ss. 15.  MISCELLANEOUS...........................................................................................    16
         15.1     Shareholder Rights.............................................................................    16
         15.2     No Contract of Employment......................................................................    17
         15.3     Withholding....................................................................................    17
         15.4     Construction...................................................................................    17
         15.5     Rule 16b-3.....................................................................................    17

ss. 16.  EFFECTIVE DATE; TERM OF PLAN............................................................................    18


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                                     ss. 1.

                                     PURPOSE

                  The purpose of the AFC Enterprises, Inc. Employee Stock Purchase Plan is to encourage and enable Eligible Employees to acquire proprietary interests in the Company through the ownership of common stock of the Company by permitting the purchase of such common stock at a discount. The Company believes that employees who participate in this Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company's growth and earnings. It is the intention of the Company to have this Plan qualify as an "employee stock purchase plan" under ss. 423 of the Code. Accordingly, the provisions of this Plan shall be construed in a manner consistent with the requirements of that section of the Code.

                                     ss. 2.

                                   DEFINITIONS

         2.1 Account -- means for each Purchase Period the separate bookkeeping account which shall be established and maintained by the Committee (or its delegate) for each Participating Employee to record the payroll deductions made on his or her behalf to purchase common stock of the Company under this Plan.

         2.2 Authorization -- means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Committee (or its delegate) before the end of an Enrollment Period in order to participate in this Plan for the related Offering Period.

         2.3      Board -- means the Board of Directors of the Company.
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         2.4      Code -- means the Internal Revenue Code of 1986, as amended.

         2.5 Committee -- means the committee of the Board appointed to administer the Plan or in the absence of such a committee, then the Board itself.

         2.6 Company -- means AFC Enterprises, Inc. (including any entity that is directly or indirectly wholly-owned by AFC Enterprises and disregarded as an entity separate from AFC Enterprises, Inc. under Code ss. 7701 and the treasury regulations issued thereunder).

         2.7 Eligible Employee -- means each employee of a Participating Employer except

                  (a) an employee who customarily is employed (within the meaning of Code ss. 423(b)(4)(B)) 20 hours or less per week by the Company or such Subsidiary,

                  (b) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in ss. 423(b)(3) and ss. 424 of the Code, and

                  (c) a highly compensated employee (as defined under ss. 414(q) of the Code) who is required to file statements under Section 16(a) of the Securities Exchange Act of 1934 or who otherwise falls within a category of highly compensated employees that the Committee has determined in its


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                           discretion to exclude under this Plan for a
                           particular Offering Period.

         2.8 Enrollment Period -- means the period set by the Committee which precedes the beginning of the related Offering Period and which shall continue for no more than 30 days.

         2.9 Fair Market Value -- means (1) the closing price on a given date for a share of common stock of the Company quoted on the NASDAQ system or listed on a national securities exchange as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of such common stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

         2.10 Offering Date -- means for each Offering Period the first day of such Offering Period.

         2.11 Offering Period -- means a period of approximately 12 months duration commencing on the first day of the Company's fiscal year and on the first day of the Company's accounting period 8 (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect.


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         2.12     Participating Employee -- means for each Offering Period each
Eligible Employee who has satisfied the requirements set forth in ss. 4 of this Plan for such Offering Period.

         2.13 Participating Employer -- means for each Offering Period the Company and each Subsidiary listed on Exhibit A to this Plan and each other Subsidiary that the Committee designates as a Participating Employer for such Offering Period.

         2.14 Plan -- means this AFC Enterprises, Inc. Employee Stock Purchase Plan.

         2.15 Purchase Date -- means for each Purchase Period the last day of such Purchase Period.

         2.16 Purchase Period -- means each of the two approximately 6-month periods within an Offering Period that (1) commence on the first day of the Company's fiscal year and end on the last day of the Company's accounting period 7 (or at such other times as may be determined by the Committee) and (2) commence on the first day of the Company's accounting period 8 and end on the last day of the Company's fiscal year (or at such other times as may be determined by the Committee).

         2.17 Purchase Price -- means for each Purchase Period in an Offering Period the lesser of 85% of the Fair Market Value of a share of common stock of the Company on the Offering Date or on the Purchase Date, whichever is lower.

         2.18 Subsidiary -- means each corporation which is a subsidiary of the Company (within the meaning of ss.424(f) of the Code).


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                                     ss. 3.

                         SHARES RESERVED UNDER THE PLAN

                  There shall (subject to ss. 12) be a total of 750,000 shares of common stock of the Company reserved for issuance upon the exercise of options granted under this Plan. All such shares of common stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of common stock of the Company or from shares of common stock of the Company that have been reacquired by the Company.

                                     ss. 4.

                      OFFERING PERIODS AND PURCHASE PERIODS

                  This Plan shall be implemented by a series of overlapping Offering Periods, with new Offering Periods commencing on or about the first day of the Company's fiscal year and the first day of the Company's accounting period 8 (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect. There shall be an Enrollment Period for each Offering Period, and each Offering Period shall (unless otherwise determined by the Committee) consist of two consecutive Purchase Periods each of approximately 6-month duration.

                                     ss. 5.

                           ADMINISTRATION OF THE PLAN

                  The Committee shall supervise and administer this Plan. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power and the discretion to interpret this Plan and to take such other action in the


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administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action. The Committee in its discretion may delegate, in whole or in part, its power and authority to another person or entity.

                                     ss. 6.

                                  PARTICIPATION

         6.1 Requirements. Each Eligible Employee who is employed by a Participating Employer on the first day of an Enrollment Period shall satisfy the requirements to be a Participating Employee for the related Offering Period if

                  (a) he or she has properly completed and filed an Authorization with the Committee (or its delegate) on or before the last day of such Enrollment Period to purchase shares of common stock of the Company pursuant to options granted under this Plan, and

                  (b) his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the first day of such Enrollment Period and ends on the first day of the related Offering Period, and no Eligible Employee's employment shall be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.


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         6.2      Continuity Authorization. An Authorization shall continue in effect until amended under ss. 8.3 or cancelled under ss. 8.4.

         6.3 Termination. A Participating Employee's status as such shall terminate for an Offering Period (for which he or she has an effective Authorization) at such time as his or her Account is withdrawn in full under ss. 8.4(a) or his or her employment terminates under ss. 10.1.

                                     ss. 7.

                               GRANTING OF OPTIONS

         7.1 General Rule. Subject to ss. 7.2, each Participating Employee for each Offering Period automatically shall be granted an option as of the first day of such Offering Period to purchase at the Purchase Price a maximum number of whole shares of common stock of the Company, which number shall be determined and specified by the Committee on or before the first day of such Offering Period. With respect to each Offering Period and Purchase Period, the Committee may also specify on or before the first day of such Offering Period or Purchase Period, as applicable, a maximum number of shares of common stock of the Company that shall be made available under this Plan for such Offering Period or Purchase Period.

         7.2 Statutory Limitation. No option granted under this ss. 7 to any Eligible Employee shall permit his or her rights to purchase shares of common stock of the Company under this Plan or under any other employee stock purchase plan (within the meaning of ss. 423 of the Code) established by the Company or any Subsidiary to accrue (within the meaning of ss. 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such common stock (determined at the time the option is


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granted) for each calendar year in which such option is outstanding at any time.
For purposes of this limitation, an Eligible Employee's right to purchase common stock of the Company under an option shall accrue on the Offering Date for such option (subject, however, to the Committee's ability to divest such right under ss. 10.1).

         7.3 Insufficient Number of Shares of Common Stock. If the number of shares of common stock of the Company reserved for purchase for any Offering Period or Purchase Period is insufficient to cover the number of shares which Participating Employees elect to purchase during such Offering Period or Purchase Period (whichever is applicable), then the number of shares of common stock of the Company which each Participating Employee has a right to purchase on the Purchase Date shall be reduced to the number of shares of common stock of the Company which the Committee (or its delegate) shall determine by multiplying the number of shares of common stock of the Company reserved under this Plan for such Offering Period or Purchase Period (as applicable) by a fraction, the numerator of which shall be the number of shares of common stock of the Company which such Participating Employee elected to purchase during such Offering Period or Purchase Period (as applicable) and the denominator of which shall be the total number of shares of common stock of the Company which all Participating Employees elected to purchase during such Offering Period or Purchase Period (as applicable).


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                                     ss. 8.

                                METHOD OF PAYMENT

         8.1 Initial Authorization. Each Participating Employee's initial Authorization shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (determined in accordance with such Participating Employer's standard payroll policies and practices) during the Offering Period for which such Authorization is in effect, provided

                  (a) the minimum amount deducted from a Participating Employee's compensation during any pay period in an Offering Period shall not be less than $10.

                  (b) the maximum amount deducted from a Participating Employee's compensation during any calendar year shall not exceed the lesser of $15,000 or such amount as set from time to time by the Committee.

         8.2 Continuing Authorization. An Authorization once timely filed under ss. 6.1(a) for an Offering Period commencing on the first day of the Company's fiscal year shall continue in effect for each Offering Period thereafter that commences on the first day of the Company's fiscal year until amended under ss. 8.3 or cancelled under ss. 8.4, and an Authorization once timely filed under ss. 6.1(a) for an Offering Period commencing on the first day of the Company's accounting period 8 shall continue in effect for each Offering Period thereafter that commences on the first day of the Company's accounting period 8 until amended under ss. 8.3 or cancelled under ss. 8.4.


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         8.3      Authorization Amendment. An Authorization for an Offering
Period commencing on the first day of the Company's fiscal year may be amended during an Enrollment Period for such Offering Period and the amendment shall be effective for such Offering Period if timely filed under ss. 6.1(a), and an Authorization for an Offering Period commencing on the first day of the Company's accounting period 8 may be amended during an Enrollment Period for such Offering Period and the amendment shall be effective for such Offering Period if timely filed under ss. 6.1(a).

         8.4 Cancellation of Election to Purchase. A Participating Employee who has elected to purchase common stock of the Company for an Offering Period may cancel his or her election in its entirety during a Purchase Period. Any such cancellation shall be effective upon the delivery by the Participating Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period.

         A Participating Employee's rights upon the cancellation of his or her election to purchase common stock of the Company shall be limited to the following:

                  (a) He or she may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his or her Account; or

                  (b) He or she may have the amount credited to his or her Account at the time the cancellation becomes effective applied to the purchase of the number of shares such


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                           amount will then purchase at the end of the Purchase
                           Period.

         8.5 Account Credits, General Assets and Taxes. All payroll deductions made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by the Company or by one, or more than one, Subsidiary (as determined by the Committee) as part of the general assets of the Company or any such Subsidiary, and each Participating Employee's right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. The Company or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

         8.6 No Cash Payments. No Participating Employee may make any contribution to his or her Account except through payroll deductions made in accordance with this ss.8.

                                     ss.9.

                         EXERCISE OF OPTION TO PURCHASE

         9.1 General Rule. Each Participating Employee automatically shall be deemed to exercise his or her option granted for an Offering Period on each of the two related Purchase Dates for the purchase of as many whole shares of common stock of the Company subject to such option as the balance credited to his or her Account as of that Purchase Date will purchase at the Purchase Price for such shares of common stock of the Company.


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         9.2      Automatic Refund; Fractional Shares. If a Participating
Employee's Account has a remaining balance after his or her option has been exercised as of a Purchase Date under this ss. 9, such balance automatically shall be refunded to the Participating Employee in cash (without interest) as soon as practicable following such Purchase Date unless such balance is attributable to a fractional share, in which event such Account balance shall be carried forward in the Participating Employee's Account to the immediately following Purchase Period. No fractional shares shall be purchased under the Plan.

         9.3 Delivery of Common Stock. A stock certificate representing any shares of common stock purchased upon the exercise of an option under this Plan shall be held for or, at the Participating Employee's direction and expense, delivered to the Participating Employee and shall be registered in his or her name; provided, however, the Company shall not have any obligation to deliver a certificate to a Participating Employee which represents a fractional share of common stock. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of common stock subject to an option until such option has been exercised and the related shares of common stock actually have been delivered to such person or have been transferred to a brokerage account for such person at a broker-dealer designated by the Committee.


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

                                    ss. 10.

                            TERMINATION OF EMPLOYMENT

         10.1 General Rule. Subject to ss. 10.2, if a Participating Employee's employment as an Eligible Employee terminates on or before the Purchase Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw in full his or her Account in cash under ss. 8.4(a) immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between the Company and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Purchase Period.

         10.2 Death. If a Participating Employee dies and has an election to purchase common stock of the Company in effect at the time of his or her death, the legal representative of the deceased Participating Employee may, by delivering written notice to the office or person designated to receive elections no later than the end of the Purchase Period, elect to

                  (a) have the amount credited to the Participating Employee's Account at the time of his or her death applied to the purchase of the number of shares of common stock of the Company such amount will purchase at the end of the Purchase Period, or


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

                  (b) cancel in full the election to purchase shares of common stock of the Company in accordance with the provisions of ss. 8.4(a).

If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Participating Employee's Account.

                                    ss. 11.

                               NON-TRANSFERABILITY

                  Neither the balance credited to a Participating Employee's Account nor any rights to the exercise of an option or to receive shares of common stock of the Company under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any option shall be exercisable during a Participating Employee's lifetime only by the Participating Employee.

                                    ss. 12.

                                   ADJUSTMENT

                  The number, kind or class (or any combination thereof)of shares of common stock of the Company reserved under ss. 3, and the Purchase Price such shares of common stock as well as the number, kind or class (or any combination thereof) of shares of common stock of the Company subject to grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as stock dividends or stock splits.


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

                                    ss. 13.

                             SECURITIES REGISTRATION

                  As a condition to the receipt of shares of common stock under this Plan, an Eligible Employee shall, if so requested by the Company, agree to hold such shares of common sock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee shall make a written representation to the Company that he or she will not sell or offer for sale any of such common stock unless a registration statement shall be in effect with respect to such common stock under the Securities Act of 1933 and any applicable state securities law or the Eligible Employee shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the common stock transferred upon the exercise of an option may at the discretion of the Company bear a legend to the effect that such common stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such common stock cannot be sold or offered for sale in the absence of an effective registration statement as to such common stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.


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                                    ss. 14.

                            AMENDMENT OR TERMINATION

                  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, ss. 423 of the Code, the laws of the State of Georgia and the laws of the State of Minnesota, and any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required under ss. 423 of the Code or the laws of the State of Georgia or the laws of the State of Minnesota or to the extent such approval is required to satisfy any requirements under applicable law. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (1) each Participating Employee consents in writing to such modification, amendment or cancellation, (2) such modification only accelerates the Purchase Date for the related Purchase Period, or (3) the Board acting in good faith deems that such action is required under applicable law.

                                    ss. 15.

                                  MISCELLANEOUS

         15.1 Shareholder Rights. No Participating Employee shall have any rights as a shareholder of the Company as a result of the grant of an option pending the actual delivery of the common stock of the Company subject to such option to such Participating Employee.


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

         15.2 No Contract of Employment. The grant of an option to a Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.

         15.3 Withholding. Each option shall be made subject to the condition that the Participating Employee consents to whatever action the Company directs to satisfy the federal and state tax withholding requirements, if any, which the Company in its discretion deems applicable to the exercise of such option.

         15.4 Construction. All references to sections (ss.) are to sections (ss.) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in ss. 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

         15.5 Rule 16b-3. The Committee shall have the right to amend any option to withhold or otherwise restrict the transfer of any common stock of the Company or cash under this Plan to an Eligible Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.


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

                                    ss. 16.

                          EFFECTIVE DATE; TERM OF PLAN

                  This Plan shall become effective upon approval by the Company's stockholders and shall continue in effect for a term of ten years unless terminated earlier under Section 14.

                  IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                  AFC ENTERPRISES, INC.



                                  By: /s/ Frank J. Belatti
                                     -------------------------------------------


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